Exhibit 10.1

[*] = Certain confidential information contained in this document, marked with brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment made pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

This Work Order No. 20070105.006.S.013 (“WO”) is issued pursuant to the Master Services Agreement No. 20070105.006.C dated January 26, 2007 (“Agreement”) between AT&T Services Inc. (“AT&T”) and StarTek, Inc. (“Supplier”) and the Agreement is incorporated by reference herein. Capitalized terms used in this WO not otherwise defined herein shall have the definitions specified in the Agreement.  If the WO conflicts with the terms and conditions of the Agreement, the terms and conditions of the Agreement shall control unless set forth in the “Special Considerations” section of this WO in which case the WO shall govern and control.

AT&T hereby authorizes Supplier to perform the following Services:

1.  SCOPE OF WORK

1.1                            Supplier customer services representatives (“CSRs”) shall take and handle inbound customer care inquiries for AT&T’s Mobility Business End User Care (“BEUC”) program (“Program”) which shall consist of the following four (4) line groups (“Line Group(s)”):

a.         GBS Corporate Responsible User (CRU) for National Billing Instance ( NBI)/Telegence (TLG)

b           GBS Corporate Responsible User (CRU) Care

c.         GBS Advanced Network Services (ANS) Laptop Connect (LTC)

d.        Returned Mail

1.2                            Supplier shall assist AT&T BEUC customers with the following issues seven (7) days a week subject to applicable laws at the rates set forth in Exhibit B attached hereto. Any other business customer care activities or changes that result in the nature or type, market or mix of call to change shall be subject to Section 4.22 (Change Management) of the Agreement.

I.                                     Account Maintenance

a.              billing statement questions

b.             adjustments

c.              changes to features/services (e.g. up-selling services)

d.             changes of billing information

e.              customer issues relative to price plans

f.                customer cancellation inquiries

g.             adding / deleting promotions & features
h.             contract inquiries and termination dates
i.                 rate plan changes

j.                  account updates

k.              lost / stolen phone resolutions

1.              cancel requests

m.           promotion / plan clarification

n.             programming phones

o.              equipment and features instructions

p.              voice mail resets

q.             respond to coverage concerns

r.                 equipment (wireless cell phones and PDAs) changes

s.               Migration of customers between billing application

t.                Completion of downtime form and offline services

u.              Escalated services/resolution

II.                                 Clerical/User ID Services

a.             Activities directly related to data entry, updating, typing, filing, creation of job aids, updating agent communication web sites, maintenance of AT&T user IDs and such other activities as are approved by AT&T in writing.

III                              Tier 2 Voice Data Troubleshooting

a.         Handle customer questions, complaints, and billing inquiries with the highest degree of courtesy and professionalism to resolve customer issues with one call resolution.

b.        Offer alternative solutions where appropriate with the objective of retaining customer’s business.

c.         Handle business transactions in connection with activation of new customer accounts on a computer terminal.

d.        Communicate with customers using web-based tools and demonstrates the associated proficiency in typing and grammar.

e.         Make financial decisions to protect/collect revenues and adjusts customer accounts.

f.           Respond to internal calls from all levels of the Business Customer Services organization.

g.        Provide detailed troubleshooting and education to representatives in the areas of systems, equipment, and network issues.

h.        Support call types including but not limited to GSM, GPRS — including MMS, SMS, WAP protocols, TDMA, AT&T billing systems, PTT, Answer Tones, and UMTS network technologies.

i.            Submit /clarify cases to higher tier network teams when necessary.

j.            Open, maintain, escalate and close clarify cases as necessary.

k.         Communicate with external customers when troubleshooting and resolving customer issues.

l.            Track and report technical problems and trends.

m.      Notification of issues and outages to customer facing groups through Dashboard, END, CSP, and Primus.

n.        Accept transfers from the rest of AT&T Care related to complex Wireless Data service issues.

o.        Aid customers in the troubleshooting and configuration of AT&T software such as PC cards, RIM Blackberry, Personal Digital Assistants and laptop computers.

p.        Assess and complete troubleshooting on the AT&T wireless data network (GPRS / EDGE).

q.        Provide best-in-class customer service and advanced product support to AT&T Laptop Connect customers.

r.           Laptop Connect subscriber call types supported on this ANS incoming call queue include but are not limited to tethering via Communication Manager, Dell, SONY and other manufacturer embedded modem laptops, Apple compatible modem and air card equipment, Sierra Wireless Watcher, Dial Up Networks, all PC card products and related error messages.

s.         Accept transfers from internal AT&T departments related to complex wireless data service issues.

t.           Product support includes but is not limited to AT&T provided equipment, standard hardware operating systems, AT&T provided applications, the AT&T data network (GPRS/EDGE/UMTS), application gateways and customer application servers.

u.        Troubleshoot and escalate undocumented wireless data issues for research and resolution.

IV                              P&R Project Work

a.         Bill Reprint P&R Project Work:

1.         The customer’s request a reprint/resending of a past bill.  It could be for any of a number of reasons, possibly including:

i.            Bill received was not complete, missing pages

ii.         Need another copy of the bill for invoicing or reconciliation of expenses

iii.      Address was wrong and never received

iv.     Never received for whatever reason

2.         The agent researches the account to ensure address is complete and correct against billing information or to find any other account issues.

3.         Agent works case to reprint a new copy of the bill and closes it out.

b.        ReRates P&R Project Work:

1.         The customer calls in to AT&T and through discussion with an agent. It is found that a complex rerate is needed due to any number of reasons, possibly including:

i.                  The time span in question is not the current bill cycle

ii.               The information is complex and the change will take careful research to find the credit/adjustment totals

2.         Our agent pulls the case and researches the notes, account information and credit/adjustment history to determine what resolution is needed.

3.         Issues the credit/adjustment as needed and closes out the case.

c.         Equipment Research P&R Project Work:

1.         Utilize the KANA system to look at cases that are opened once a piece of equipment is returned to Warranty Exchange for a variety of reasons, possibly including:

i.                  Buyer’s remorse from online orders

ii.               Faulty equipment from online orders

2.         Researches the amount of the original cost to the customer and then works to apply that credit to the account to “zero out” the transaction

3.         In some cases, the method of ordering is something we can not reverse/apply against, so the case is notated with the research performed on the account and then resubmit the case back for handling by AT&T internal.

1.3                            Services shall be performed Monday through Sunday, including Holidays as set forth in Exhibit B, at the hours of operations (“Hours of Operation”) set forth below by site (“Site”):

a.                      [*]                                                                                                                                                [*]

b.                     [*]                                                                                                                                                [*]

Hours of Operation may be amended from time to time as set forth in Section 4.22 (Change Management) of the Agreement. AT&T reserves the right to modify (decrease or increase) Hours of Operation upon [*] calendar days written notice to Supplier.

2.  PRIMARY CONTACT INFORMATION

2.1                            The following will perform the function of primary Supplier Project Manager for the Program for the duration of this WO.  Supplier will use reasonable commercial efforts to retain the resource in this position.

AT&T Contact(s)	Supplier Contact(s)

Name: [*]	Name: [*]
Address: [*]	Address: [*]
Phone: [*]	Phone: [*]
Cell: [*]	Cell: [*]
E-mail: [*]	E-mail: [*]

3.            TERM

3.1                            The Term of this WO shall commence on November 30, 2008 (“Effective Date”), and shall continue until midnight on November 30, 2010 (the “Initial Term). The WO may be terminated as allowed in the Agreement or in this WO.

4.            SERVICE SPECIFICATIONS AND REQUIREMENTS

4.1                            The deliverables to be delivered by Supplier to AT&T pursuant to this WO are listed in Exhibit A “Deliverables Matrix” (the “Deliverables”).

5.            AT&T SYSTEMS USE AND DOWNTIME

5.1                           Should AT&T systems become unavailable to Supplier, Supplier will follow the notification instructions contained in AT&T’s Downtime Policy as provided by AT&T. Supplier will utilize downtime forms to capture call information on the AT&T-provided downtime forms and will input into AT&T systems as soon as reasonably possible after restoration of the impacted systems. AT&T shall pay the applicable Billable Hour rate for this function.  Supplier shall be excused from Performance Standards for the duration of the system outage.

5.2                           If the telecommunications systems are in failure due to AT&T, AT&T may require Supplier’s CSRs to go into pure AUX state, whereby they are not receiving calls. AT&T shall still be charged the actual outage time incurred for the amount of time affected. Supplier shall be excused from Performance Standards for the duration of the outage.

5.3                           The AT&T system will be completely down during certain after-hour times and other scheduled times throughout the year for maintenance.  When practical, AT&T will advise Supplier of the scheduled maintenance at least [*] hours prior to the times and dates that the systems will not be available due to maintenance.

5.4                             Notwithstanding the foregoing, in the event of a Supplier system/telecommunications outage, Supplier will utilize CSRs’ [*] for offline work and training for the duration of the outage. AT&T will be charged only for [*] during the duration of a Supplier system outage.

6.  PERFORMANCE STANDARDS:

6.1                            AT&T and Supplier have developed the standards set forth in this WO, (hereinafter “Performance Standards”) to ensure the delivery of high quality, efficient customer service. Effective upon signature of this WO by both parties (“Execution Date”), Performance Standard measurements for Sites existing on the Execution Date shall begin the month following the Execution Date, or for the Performance Standards related to First Call Resolution, the next full or prorated per complete months remaining, as the case may be, calendar quarter. Performance Standards for Sites opening after the Execution Date shall be applicable to Services performed from a particular Site/Line Group [*] after Site opening, or as outlined in the Performance Measurements stated in Section 6.3.  Furthermore, any time a particular Site/Line Group increases by more than [*] over a [*] period, Performance Standards shall not apply with respect to such Site/Line Group until [*] after the incremental Site/Line Group staff has been in Production handling customer calls. Before the application of any of the Performance Standards, the parties agree to meet and discuss in good faith changes to the Performance Standards set forth and the relevant AT&T invoice credits and Supplier earned debits or bonuses with respect to such Performance Standards based on performance prior to such Performance Standards taking effect. Performance Standards hereunder shall be measured by Line Group at each Site and shall exclude calls handled by the IVR and those calls subject to waivers as set forth herein this WO. Any invoice credits owed or debits earned by Supplier shall only apply to the Services invoiced for the particular Site/Line Group subject to Section 1.2 herein for which it was measured and shall be assessed to Billable Hours only.  AT&T invoice credits, Supplier earned debits to AT&T invoice credits, and bonuses will be calculated monthly (except however First Call Resolution For Post Call Survey shall be calculated quarterly) and shall be applied on a quarterly basis.  In addition to the credits and debits identified in this Section 6, AT&T may at it’s sole discretion, offer the opportunity for Supplier to earn debits related to attainment of stretch targets that may be included in the [*] Day Lock, hereinafter referred to as “Stretch Target Bonus”.

6.2                          Call Volume Forecasting / Staffing. Each month on a by Site/Line Group basis, AT&T shall provide Supplier [*] written forecasts to be used by Supplier as a guide for recruitment, planning and staffing activities. The [*] written forecasts are as follows:

1.               [*]-Day Outlook Forecast with the required number of Full Time Equivalents (“FTEs”) by Site/Line Group for recruitment purposes.

2.               [*]-Day Locked Forecast with the estimated daily number of calls by Site/Line Group for planning purposes (“[*] Day Lock”).

3.               [*]-Day Forecast with daily call arrival patterns by Site/Line Group.

Supplier shall provide FTE staffing pursuant to the mutually agreed upon [*] Day Lock based upon the [*]-Day Outlook Forecast, which will include an assumption of [*] days of initial Program training and [*] days of Nesting, by Site/Line Group. Notwithstanding the foregoing, in the event that AT&T requests training to extend beyond [*] days of initial Program training and [*] days of Nesting and Supplier determines that the change will affect Supplier’s ability to staff accurately, the parties shall address the change subject to Section 4.22 (Change Management) of the Agreement.  Nesting Agents will be included in the FTE count, based on their % of productivity for the given Nesting timeframe.

The mutually agreed upon [*] Day Lock represents a commitment by AT&T and Supplier with respect to staffing levels. Staffing Level is defined as the total overall FTE committed per day.  This FTE includes Production FTE counted at 100% and Nesting FTE Counted at their applicable production % for that day in Nesting. Once the [*]-Day Lock is agreed to, AT&T agrees to compensate Supplier for the Billable Hours incurred for the applicable months which shall be no less than [*] percent ([*]%) of the [*]-Day Commitment, and it is Supplier’ responsibility to staff to the [*]-Day Lock as mutually agreed upon.   In cases where Supplier has duplicate Line Groups across Sites, Supplier reserves the right to increase or decrease volumes at a Site level as long as the [*]-Day Lock remains unchanged.

Each [*]-Day Forecast will be prepared on a Site/Line Group basis in [*] intervals and will include estimated call volumes, estimated average handle times, estimated shrinkage percentages and, when available, any other information which would be relevant for Supplier in providing the Services.

Both AT&T and Supplier will need to agree upon the volume forecasts and related staffing when the [*]-Day Lock represents +/- [*]% change from the previous [*]-Day Lock, as it may require additional new hire training. The Parties shall mutually agree upon adjusted staffing for the modified forecast volumes pursuant to Section 4.22 (Change Management) of the Agreement. Notwithstanding the foregoing, in the event a Site staffing decrease is the lesser of (a) [*] CSRs or (b) [*] percent ([*]%) of the Site, Supplier shall have [*] days from receipt of written notice to decrease the [*]-Day Lock Forecast if it can demonstrate to AT&T’s reasonable satisfaction that such Site staffing decrease triggers notification requirements pursuant to the WARN Act.

a)                                  The Performance Standards outlined here in this WO may be changed by AT&T upon
[*] days written notice to Supplier per the procedure outlined in Section 4.22 (Change Management) of the Agreement.

b)                                 Notwithstanding the foregoing, Supplier shall be waived for Performance Standards in breach under this WO or the Agreement to the extent caused by AT&T or if actual call volume for such Program exceeds or is less than the [*]-Day Lock for such
Site/Line Group by more than [*] percent ([*]%) or as otherwise set forth in this WO or the Agreement.

c)                                  Failure to meet the same Performance Standard at the same Site/Line Group for [*] consecutive months shall be considered a material default.

d)                                 Supplier shall provide at least [*] of the staffing pursuant to the [*]-Day
Lock per day and in any case shall use reasonable efforts to achieve [*] of the staffing pursuant to the [*]-Day Lock, and AT&T shall provide at least [*] percent ([*]%) of the Billable Hours pursuant to the [*]-Day Lock.

6.3                            Performance Standards: The following Performance Standards shall apply to GBS CRU NBI/TLG, GBS CRU CARE, and GBS ANS LTC line groups only, and shall be subject to material default and the applicable AT&T invoice credit or Supplier earned debit to AT&T’s invoice credit.

6.3.1                        First Call Resolution Rate (“FCR”) for WAVE:

For the purposes of this Performance Standard, FCR will be calculated based upon the performance results of First Call Resolution (“FCR”) GAP.  FCR GAP is the percentage variance between the possible First Call Resolution score and the actual FCR score and is more particularly defined in Exhibit E attached hereto.  FCR GAP shall be calculated as follows:

(Possible FCR – Actual First Call Resolution) / Possible First Call Resolution

The FCR GAP will be reported on a monthly basis and shall be summed on a monthly basis to determine performance results.  The following methodology shall be used to determine penalty/premium associated with this Performance Standard:

Site	Actual FCR		Possible FCR		Point Gap	% FCR Gap
A	[*]	%	[*]	%	[*]	[*]	%
B	[*]	%	[*]	%	[*]	[*]	%
C	[*]	%	[*]	%	[*]	[*]	%
D	[*]	%	[*]	%	[*]	[*]	%
E	[*]	%	[*]	%	[*]	[*]	%
F	[*]	%	[*]	%	[*]	[*]	%
G	[*]	%	[*]	%	[*]	[*]	%
H	[*]	%	[*]	%	[*]	[*]	%
I	[*]	%	[*]	%	[*]	[*]	%
J	[*]	%	[*]	%	[*]	[*]	%
K	[*]	%	[*]	%	[*]	[*]	%

[*]% and above FCR Gap	[*]% AT&T invoice credit
[*]% - [*]% FCR Gap	[*] credit or debit
[*]% - [*]% FCR Gap	[*]% Supplier earned debit
[*]% and below FCR Gap	[*]% Supplier earned debit

6.3.2             First Call Resolution (FCR) For Post Call Survey will be measured quarterly by the GBS CRU NBI/TLG and GBS CRU CARE line groups only which shall be considered one (1) Line Group for the purposes of FCR. This Performance Standard is contingent upon a sample size of at least [*] per quarter, per line group. Sample sizes of less than [*] shall be excluded from the quarterly measurement. AT&T invoice credits and Supplier earned debits will be applied at the end of the quarter, by Site/Line Group pursuant to Section 1.1.  New sites will be measured, [*] months after the first call received in Production. Converted sites (Sites subject to Conversion training as described in Exhibit B herein) will be measured, [*] months after the first call received in Production. The AT&T invoice credits and Supplier earned debits will be applied in the following fashion:

>[*]%	[*]% Supplier earned debit
[*]%-[*]%	[*]% Supplier earned debit
[*]%-[*]%	[*]% AT&T invoice credit
<[*]%	[*]% AT&T invoice credit

6.3.3                     Occupancy Rate Target of [*]-[*]%: The Occupancy Rate will be measured monthly and shall be determined by subtracting total idle (waiting to serve) time from total logged in time and dividing the difference by total logged in time. The Occupancy Performance Standard will be waived in the event that the actual Occupancy Rate is less than AT&T’s [*] Day Lock, which shall include the forecasted modification training for the month, by [*] percent ([*]%) or more, or if die actual Occupancy Rate is less than the [*]-Day Commitment by [*] percent ([*]%) or more. Any individual days where the actual call volumes are less than the [*] Day Lock by [*] percent ([*]%) or more and the Occupancy target is missed will be excluded from the monthly calculation of Occupancy. (NOTE: Occupancy can only be measured for Site/Line Groups that have an associated forecast.)   The AT&T invoice credits and Supplier earned debits will be applied in the following fashion based on Occupancy Rate scores:

Below [*] %	[*]% AT&T invoice credit
Above [*]%	[*]% Supplier earned debit

Not to exceed [*]% AT&T invoice credit.

Notwithstanding the foregoing, Supplier may only earn a debit for Occupancy if it is staffed to at least [*] percent ([*]%) of the mutually agreed upon [*] Day Lock.

6.3.4                    Call Transfer Rate for GBS CRU NBI/TLG and GBS CRU CARE line Groups only: Target of [*] percent ([*]%) or less measured monthly. Call Transfer Rate will be determined by dividing the total number of transferred calls by the total number of calls answered by a live CSR. The parties acknowledge and agree that Supplier shall strive to meet the [*] percent ([*]%) goal set forth herein but shall not be subject to material default of this Program, the WO or the Agreement for any failure to meet the target. The Call Transfer Rate Performance Standard will be waived if the average of other Like Sites is greater than or equal to [*] percent ([*]%). Change management procedures set forth in Section 4.22 of the Agreement will be invoked for process changes directly impacting Call Transfer Rates.

Above [*]%	[*]% AT&T invoice credit

6.3.5                     Average Handle Time (“AHT”):  The AHT target by Site/Line Group shall be provided by AT&T as part of the [*] Day Lock and shall be measured [*] as it applies to material breach.  The AHT Performance Standard will be waived if the actual AHT is greater than [*] percent (>[*]%) over the target provided in the [*]-Day Lock. The AHT target provided in the [*] Day Lock will be subject to material breach, however, will not be subject to credits or debits.

With respect to credits and debits, AT&T may receive the invoice credit set forth herein in the event the monthly AHT, as defined by the [*] Day Lock is exceeded. Notwithstanding the foregoing, the AHT target shall be waived as it pertains to credits and debits if the actual AHT is greater than [*] percent (>[*]%) over the target provided in the [*] Day Lock or if the event the average of other Like Sites is greater than the [*] Day Lock.  If AT&T institutes system or process changes that causes average handle time to increase then penalties will be waived, provided however that such determination shall be at AT&T’s sole discretion.  This could include; Rolling out a new pricing plan or requiring CCRs to utilize applications that are slower and less efficient to process customer account changes and/or device orders. Change management procedures set forth in Section 4.22 (Change Management) of the Agreement will be invoked if AHT targets need to change. The AT&T invoice credits will be applied in the following fashion:

AHT Target in the [*] Day Lock for each Site/Line Group   [*]% AT&T invoice credit

Example:

The AHT target included in a [*] Day Lock for a particular Site/Line Group is [*].

Supplier Performance	Result	Credit or Debit
< [*]	Supplier met target	No credit or debit
[*]	Supplier did not meet target	[*]% AT&T invoice credit
>[*]	Supplier did not meet target AND the actual AHT is greater than [*] percent (>[*]%) over the target provided in the [*] Day Lock	No credit or debit.

6.3.6                 Short Call Rate: Shall mean calls that are less than [*] seconds in length. The goal is not to exceed [*]% and shall be measured [*]. Change in procedures shall be subject to Section 4.22 (Change Management) of the Agreement.

7.  Cap:

The resulting Supplier earned debits and AT&T invoice credits for the applicable Performance Standard measurement set forth herein Section 6 will only be applied to the applicable Site’s Line Group Billable Hours billed. The total AT&T invoice credit for all Performance Standards in aggregate in any month shall not exceed a maximum of [*] percent ([*]%) per Site invoice. The total invoice debits to AT&T’s invoice credit for all Performance Standards in aggregate in any month shall not exceed a maximum of a [*] percent ([*]%) per Site invoice.

8.  Performance Standards Waivers

8.1                              In addition to any other waivers set forth herein this WO, Supplier shall be excused for failures to meet any Performance Standard and shall not be in breach of this WO if such failure is caused by: a) AT&T; and/or b) third parties (hired or contracted) to provide system applications and/or system application services to or for AT&T (including carriers) (a and b collectively referred to as “AT&T/Service Provider”) including without limitation acts or omissions of AT&T/Service Provider.

8.2                              Notwithstanding anything to the contrary herein, in addition to waivers set forth herein this WO, AT&T may choose to waive Performance Standards and applicable penalties at its sole discretion. AT&T must invoke this option in writing within [*] days of a missed Performance Standard.

9.  PRICE

9.1                              Services shall be compensated by AT&T to Supplier pursuant to the rates and charges detailed in Exhibit B which is attached hereto and fully incorporated herein by this reference. Such rates and charges do not include all applicable taxes.

10.  TERMINATION FOR CONVENIENCE

10.1                      AT&T may Terminate this WO for convenience in accordance with Section 3.4 (Cancellation and Termination) of the Agreement.

11.  DISPUTE RESOLUTION

Either party may give the other party written notice of any dispute not resolved in the normal course of business. The parties will attempt in good faith to promptly resolve any issue, dispute, or controversy arising out of or relating to this Agreement promptly by negotiation between the managers set forth below.  Within ten (10) days after delivery of such notice, representatives of both parties will meet at a mutually acceptable time and place, and thereafter as often as they reasonably deem necessary, to exchange relevant information and to attempt to resolve the dispute within the time frames here:

For Tier II work:

	AT&T	Supplier
Within [*]	[*]	[*]
Within [*]	[*]	[*]
Within [*]	[*]	[*]

For all other work:

	AT&T	Supplier
Within [*]	[*]	[*]
Within [*]	[*]	[*]
Within [*]	[*]	[*]

If any dispute is not resolved in accordance with this process after [*] days, the parties will escalate to the respective executive levels. Both parties agree to continue performance during the negotiation period set forth in this section of the WO.

12.  SPECIAL CONSIDERATIONS:

12.1                       The terms set forth below shall be in addition to the terms set forth in the respective sections of the Agreement:

12.1.1              Supplier Responsibilities

a.                                   Except as otherwise set forth in this WO or the Agreement, Supplier will be responsible for supplying all Supplier personnel, facilities, technology, services and materials necessary to perform the Services in accordance with the terms and conditions set forth in this WO.

b.                                  Supplier will provide the necessary, as of the Effective Date of this WO, voice and data infrastructure and PCs (or thin client applications in lieu of PCs) at Supplier’ Site(s) from the point of demarcation within Supplier’ data centers) for voice and data communications. The point of demarcation is the point where AT&T-owned circuits/equipment end and Supplier-owned circuits/equipment begin. AT&T will provide any intelligent call management (ICM) routing and screen-pop equipment as required; or, alternatively Supplier will provide ICM and screen-pop equipment subject to Section 4.22 of the Agreement. Supplier’s PCs will reside on the Supplier network and access AT&T’s systems via web, Citrix, or other thin client connectivity.

c.                                   Supplier shall pay for the Supplier standard, as of the Effective Date of this WO, voice and data network facilities (bandwidth of [*] for data and [*] for voice; voice trunking of [*] trunks per seat) between Supplier’ data center and Supplier’ call centers related to this WO.   AT&T shall be responsible for other voice and data charges, including delivering voice and data to Supplier’ data center hub(s), bandwidth exceeding Supplier’ standards in existence as of the WO Effective Date, and any dedicated security equipment required by AT&T.   In the event AT&T utilizes VoATM to deliver calls to a Supplier hub, AT&T will provide the Nortel Passport or equivalent device required in the Supplier hub to accept the VoATM traffic. Supplier agrees to relinquish ownership at no cost to AT&T of any and all toll-free numbers associated with the Program to AT&T or another party specified by AT&T within [*] hours of AT&T’s request; provided that AT&T is current on all invoices.

12.1.2              Training

a.                                   Training costs shall be billed as listed under Exhibit B.

b.                                   Initial new hire training:  Supplier agrees to provide [*] days of initial Program training, and

[*] days of Nesting, to Supplier’ CSRs in accordance with AT&T provided Training Materials, and all retraining, ongoing soft-skills training, and customer service training at the rates set forth in Exhibit B, in order to perform the Services described in this WO.  If mutually agreed between the parties subject to Section 4.22 (Change Management) of the Agreement, AT&T may provide AT&T trainers for initial train-the-trainer training programs.

c.                                    AT&T may request to extend the duration of initial Program training subject to Section 4.22 (Change Management) of the Agreement.

d.                                 During the nesting period agents will meet the following level of productivity for the weeks indicated: Week [*] a minimum of [*]% of the agents time will be spent on the phones to provide ample development, Week [*] a minimum of [*]% of the agents time will be spent on the phones.

12.1.3.   Quality Assessment

a.                                       Supplier will provide enough Quality Assessment (“QA”) agents at the QA rate set forth in Exhibit B, to CSRs to meet the average number of observations monthly. Each CSR is monitored an average of [*] scored evaluations per month by QA and Production staff/personnel collectively and other informal evaluations as agreed upon by the parties based upon individual CSR performance. Supervisors will use commercially reasonable efforts to provide feedback within [*] hours if below goal and [*] hours if within or above goal. Agents needing improvement will receive additional evaluations via various methods (side by side, additional monitoring, remote monitoring, double jacking, etc). QA agents will shadow CSRs while on the call without the CSR being aware they are being monitored.  Calibration sessions between Supplier QA agents, Supplier supervisors and AT&T representatives will be held weekly to ensure scoring and feedback to CSR’s is consistent.  If Supplier fails to monitor an average of [*] scored evaluations per month by QA and Production staff/personnel collectively as set forth above, Supplier will be advised of such deficiencies and Supplier will have [*] days to bring performance back to objective’s standards.  AT&T and Supplier may mutually agree to modify the standards upon written agreement signed by both parties, in the event AHT increases by [*] percent ([*]%) from the previous month’s [*]-Day Commitment, AT&T and Supplier shall re-evaluate the QA staffing required to meet the obligations set forth herein.

Original signature transmitted and received via facsimile or other electronic transmission of a scanned document, (e.g., .pdf or similar format) are true and valid signatures for all purposes hereunder and shall bind the parties to the same extent as that of an original signature.  This Agreement may be executed in multiple counterparts, each of which shall be deemed to constitute an original but all of which together shall constitute only one document.

IN WITNESS WHEREOF,      the parties have caused this Agreement to be executed by their authorized representatives:

StarTek, Inc.		AT&T Services, Inc.

By:	/s/ A. Laurence Jones	By:	/s/ Jay M. Bishop

Printed Name:	A. Laurence Jones	Printed Name:	Jay M. Bishop

Title:	President & CEO	Title:	AVP – Contract/Sourcing Operations

Date:	July 24, 2009	Date:	July 14, 2009

Exhibit A

DELIVERABLES MATRIX

Deliverables/Specifications Requirements	Delivery Date	Evidence of Success

Deliverable Set #1- Reporting

ACD Report: Comprehensive report with data taken directly from the switch. Details total calls offered, calls handled, calls abandoned, average speed of answer, average handle time by live agent and downtime. Delivered to AT&T daily.

	As indicated in report description	Accurate and timely reporting whether pushed to recipients or available online.

Agent (PAR) Report: Agent or Personal Accountability Reports provide queue performance statistics broken down by agent. Data elements include the number of ACD calls answered, the average time spent on each ACD call, the average time spent waiting between ACD calls, the time spent doing post-call work, the time spent logged into the system, Short Calls, Transfer rates, Availability, etc. Delivered to AT&T daily.

Call Disposition Report: Offers call disposition detail by type code. Supplier may provide this report to AT&T subject to Section 4.22 (Change Management) of the Agreement.

System Outages Report: Report provides a listing of the date, time, duration and description of any system outages to Supplier systems, root cause analysis, and preventative measures. Delivered to AT&T when system outages occur.

Call Comparison: Compares forecasted to actual call volume and answer performance.

Combined FTE: Report provides ongoing attrition training data, with class details (class size, dates, etc.). Delivered to AT&T weekly.

Interval: Report provides one-half hour (1/2) interval call volume data. Delivered to AT&T daily.

Invoice Detail: Invoices will include detailed documentation including but not limited to, for each CSR; a list of CSR names, hours logged via the ACD, hours logged, and indicator for training or production status.

Weekly Quality Report: Weekly roll up of quality performance to include: scores from evaluations completed by Supplier quality team, scores from evaluations completed by Supplier leadership team (team leads/supervisors), QA/Team Lead score variance, combined score, total evaluations completed by QA Team, total evaluations completed by Team Leads.

Monthly Quality Report: Monthly roll up of quality performance to include: scores from evaluations completed by Supplier quality team, scores from evaluations completed by Supplier leadership team (team leads/supervisors), QA/Team Lead score variance, combined score, total evaluations completed by QA team, total evaluations completed by Team Leads.

Exhibit A

DELIVERABLES MATRIX

Deliverables/Specifications Requirements	Delivery Date	Evidence of Success:

Intraday Reports
•

Reporting shall be produced and delivered four (4) times daily (in PDF format) at noon, 2pm, 4pm and 10pm daily: Reports will include (NCO) Number of calls offered, (NCH) Number of calls handled, (SL%) Service Level percentage, (OCC%) Occupancy percentage, (AHT) Average handle time, (ASA) Average Speed of Answer, and staff time in seconds. Data will be provided for each 30-minute interval with rolling totals at report times.

	As noted in report description	Accurate and timely reporting whether pushed to recipients or available online.

Intraday Daily Recap Report
•

Report shall be produced and delivered one (1) time daily for the previous day (in PDF format): Reports will include (NCO) Number of calls offered, (NCH) Number of calls handled, (SL%) Service Level percentage, (OCC%) Occupancy percentage, (AHT) Average handle time, (ASA) Average Speed of Answer, and staff time in seconds. Data will be provided for each 30-minute interval for the previous day with rolling totals for the end-of-day.

Intraday Weekly Interval Report
•

Report shall be produced and delivered one (1) time weekly for the previous 7-days (in Excel format): Reports will include (NCO) Number of calls offered, (NCH) Number of calls handled, (SL%) Service Level percentage, (OCC%) Occupancy percentage, (AHT) Average handle time, (ASA) Average Speed of Answer, (SL30%) Service Level 30%. Data will be provided for each 30-minute interval for the previous 7-days with daily summary totals.

Daily Split Stats Report
•

Report shall be produced and delivered one (1) time daily for the previous day: Reports will include Function (or LOB), Technology (or Category), Split name, Split number,(NCO) Number of calls offered, (NCH) Number of calls handled, (SL%) Service Level percentage, Max Delay, (OCC%) Occupancy percentage, (AHT) Average handle time, Accessibility, and staff time in seconds.

Weekly Site Metrics Report
•

Report shall be produced and delivered one (1) time Weekly on Mondays for the previous 7-days with MTD totals: Reports will include the Date, Number of calls offered, (NCH) Number of calls handled, (AHDT) Average hold time, (AWT) Average wrap time, (AHT) Average handle time, (OCC%) Occupancy percentage, Accessibility, Shrinkage %, Hold % and (ACW %) After call wrap percentage.

Deliverables/Specifications Requirements	Delivery Date	Evidence of Success:

Deliverable Set #2- Quarterly Program Reviews

•

Supplier will conduct quarterly Program reviews in person at AT&T Headquarters to cover Program highlights, overall account activity, budget analysis, review key reports and metrics at a management level, the incentive programs that were run and their results, and to ensure that stated agreed upon Program objectives are being met (return on investment or “ROI”). If Program objectives are not being met, team must collectively establish an action plan to be implemented within thirty (30) days to achieve measurable results within [*].

	Quarterly reviews as scheduled	Quarterly reviews are held as scheduled

Exhibit B

Price

For Services performed under this WO, Supplier shall be compensated in accordance with the pricing shown below:

PROGRAM NAME		Business End User Care Program

LOCATION		Greeley Colorado

BILLABLE HOUR RATE BASED ON CSR TENURE IN MONTHS	[*] [*] [*]	[*] [*] [*]
Starting 1/1/10 - BILLABLE HOUR RATE BASED ON CSR TENURE IN MONTHS	[*] [*] [*]	[*] [*] [*]

DRUG SCREEN & BACKGROUND CHECK: (US Sites only)		Passed through at cost (Checks required as a result of attrition will be the responsibility of Supplier.)

OVERTIME & HOLIDAY RATE (by Site)		Premium Rate: [*]% premium above the Billable Hour Rate based on CSR Tenure being paid by AT&T for the time period requested

TRAINING RATE		New Hire/Growth $[*]
Nesting $[*]
Supplemental Training: [*]

Conversion Training: [*]

Attrition: [*]

Notes:

a.                                       “Billable Hour” means the time between the time a CSR clocks into and clocks out of Supplier’s time keeping system for the purpose of performing agreed upon work for AT&T.  This time shall include a maximum of fifteen (15) minutes per day of pre-shift instructions per CSR unless otherwise directed by AT&T.  The Billable Hour includes 30 minutes for breaks but does not include lunches, sick time, vacations, or Supplier sponsored events such as non-AT&T focus groups and non-AT&T development.  Actual time in a Billable Hour for billing purposes is 60 minutes.

b.                                      The total amount payable by AT&T for the Services shall be determined by applying the stated rate of compensation to the Services actually performed by Supplier. The Overtime Rate shall apply if Supplier is able to and AT&T agrees to offer overtime hours (to the extent such hours are in excess of 40 hours per week per CSR). Holiday Rates shall apply based on applicable Holidays at the Site. US Holidays (applicable only in the U.S.): New Years Day, Thanksgiving Day, Labor Day, Christmas Day, Memorial Day, Independence Day,. Canadian Holidays (applicable only in Canada): New Years Day, Good Friday, Victoria Day, Canada Day, Civic Day, Labor Day, Thanksgiving Day, Remembrance Day, Christmas Day, and Boxing Day. Should AT&T request that Supplier provide Services for the Program on any of the Holidays listed, AT&T shall compensate Supplier at the Holiday Rate as listed herein.

c.                                       CSR tenure is determined based on the hire date of such CSR on any AT&T program.  The total amount payable by AT&T for the Services shall be determined by applying the stated rate of compensation to the Services actually performed by Supplier.

d.                                      Domestic Inbound/Outbound telecom. AT&T shall be client of record on the (800) service. Subject to AT&T’s prior written approval of usage, domestic inbound and outbound telecom charges shall be [*].

e.                                       Postage, shredding, express mail, printing, and courier services, trunking and circuits, reproduction (other than [*] which is borne by Supplier), and travel (Pre-approved by AT&T) will all be charged at [*].

f.                                         AT&T will not be charged costs associated with [*].  AT&T will be charged for Growth Training.  Growth is defined as any requested increase in FTE above previous locked forecast.  If AT&T requests Supplier to reduce FTE, then subsequently requests Supplier increase FTE, that increase will be considered growth and the associated training will be billable to AT&T.

g.                                      Quality Champion:  One position per Site covering all programs.  $[*] per hour (not to exceed [*] hours per week without prior approval of the AT&T contact identified in 2.1 of this WO).  Position allows sites to better examine the areas of opportunity to improve quality & address any AT&T related concerns. Functions shall include, but not be limited to, the following tasks:

1.               Works closely with the AT&T internal Quality Champion to analyze & interpret the sites Quality & Wave results

2.               Interacts with all departments to coordinate Quality Assurance & Wave training, educations & results

3.               Reviews performance thru quality analysis, working with agents to improve performance

4.               Creates of job aids, educational training, reports out information & provides suggested solutions

5.               Strongly partners with Quality Assurance department to ensure consistent message & delivery of information & call expectations

6.               Participates during Quality Assurance calibrations both internally & nationally

7.               Identifies behaviors that if changed, would give the site the most positive impact

8.               Analyzes Quality & Wave trends to understand the challenges & how to drive improvements

9.               Draws conclusions from data & makes meaningful recommendations to the AT&T & the site

10.         Delivers analysis & educates all regarding trends.  Delivers training in the classroom, Nesting & production

11.         Researches issues & partners/communicates to all departments to alleviate problems, inconsistencies & or improve overall customer satisfaction levels

12.         Reports current trends & makes recommendations for improvement through coaching & mentoring

13.         Tracks quality trends & makes recommendations to training team on changes to current programs

14.         Interacts with all levels of personnel & responds to questions from agents, supervisors, managers & AT&T

h.             Clerical Support $[*] per hour (not to exceed [*] hours per week without prior approval of the AT&T contact identified in Section 2.1 of this WO. Functions shall include, but not be limited to, the following:

•                  Login ordering, tracking, retiring and maintenance (currently ordering 21 logins for every EE)

•                  SOX contact for all AT&T audits

•                  Clarify maintenance

•                  Submitting and tracking Credits and Adjustments

•                  Sessions Enrollments for training

•                  AT&T University setups and retires

•                  Course enrollments and completions

•                  Tracking and follow through of all Office of the President request

•                  Back up to LRP for all AT&T BCS reporting

Exhibit B -1

Pricing for the Philippines

For Services performed under this WO, Supplier shall be compensated in accordance with the pricing shown below:

PROGRAM NAME		Business End User Care Program

LOCATION		Makati City, Philippines

BILLABLE HOUR RATE BASED ON CSR TENURE IN MONTHS	[*] [*] [*]	[*] [*] [*]

DRUG SCREEN & BACKGROUND CHECK: (US Sites only)		Passed through at cost (Checks required as a result of attrition will be the responsibility of Supplier.)

OVERTIME & HOLIDAY RATE (by Site)		Premium Rate: [*]% premium above the Billable Hour Rate based on CSR Tenure being paid by AT&T for the time period requested

TRAINING RATE		New Hire/Growth $[*]
Nesting $[*]
Supplemental Training: [*]

Conversion Training: [*]

Attrition: [*]

a.               “Billable Hour” means the time between the time a CSR clocks into and clocks out of Supplier’s time keeping system for the purpose of performing agreed upon work for AT&T.  This time shall include a maximum of fifteen (15) minutes per day of pre-shift instructions per CSR unless otherwise directed by AT&T.  The Billable Hour includes 30 minutes for breaks but does not include lunches, sick time, vacations, or Supplier sponsored events such as non-AT&T focus groups and non-AT&T development.  Actual time in a Billable Hour for billing purposes is 60 minutes.

b.              The total amount payable by AT&T for the Services shall be determined by applying the stated rate of compensation to the Services actually performed by Supplier. The Overtime Rate shall apply if Supplier is able to and AT&T agrees to offer overtime hours (to the extent such hours are in excess of 40 hours per week per CSR). Holiday Rates shall apply based on applicable Holidays at the Site. US Holidays (applicable only in the U.S.): New Years Day, Thanksgiving Day, Labor Day, Christmas Day, Memorial Day, Independence Day, Christmas Eve. Should AT&T request that Supplier provide Services for the Program on any of the Holidays listed, AT&T shall compensate Supplier at the Holiday Rate as listed herein.

c.               Agents hired prior to January 1, 2009, will be compensated an additional month of pay, paid by AT&T, to compensate the 13th Month of Pay lost in moving to the Supplier AT&T Program before the end of the year.

1.               The 13th month pay is a PHI Law.  Employed Candidates will be receiving this pay during the months of October — December, 2008.

2.               AT&T will offer and pay a signing bonus to agents/supervisor/trainers hired during the months of October through December, 2008

i.      Agent Bonus $[*] ([*])

ii.   Supervisor/Trainer Bonus $[*] ([*])

d.              Launch Support — It is estimated that travel costs associated with ramping this program could be $[*] to - $[*].   Supplier shall [*].  AT&T costs shall be [*].

e.               CSR tenure is determined based on the hire date of such CSR on any AT&T program.  The total amount payable by AT&T for the Services shall be determined by applying the stated rate of compensation to the Services actually performed by Supplier.

f.                 Domestic Inbound/Outbound telecom.  AT&T shall be client of record on the (800) service.  Subject to AT&T’s prior written approval of usage, domestic inbound and outbound telecom charges shall be [*].

g.              Postage, shredding, express mail, printing, and courier services, trunking and circuits, reproduction (other than [*] which is borne by Supplier), and travel (Pre-approved by AT&T) will all be charged at [*].

h.              AT&T will not be charged costs associated with [*].  AT&T will be charged for Growth Training.  Growth is defined as any requested increase in FTE above previous locked forecast.  If AT&T requests Supplier to reduce FTE, then subsequently requests Supplier increase FTE, that increase will be considered growth and the associated training will be billable to AT&T.

i.                  Quality Champion:   One position per Site covering all programs. $[*] per hour (not to exceed [*] hours per week without prior approval of the AT&T contact identified in 2.1 of this WO).  Position allows sites to better examine the areas of opportunity to improve quality & address any AT&T related concerns. Functions shall include, but not be limited to, the following tasks:

1.               Works closely with the AT&T internal Quality Champion to analyze & interpret the sites Quality & Wave results

2.               Interacts with all departments to coordinate Quality Assurance & Wave training, educations & results

3.               Reviews performance thru quality analysis, working with agents to improve performance

4.               Creates of job aids, educational training, reports out information & provides suggested solutions

5.               Strongly partners with Quality Assurance department to ensure consistent message & delivery of information & call expectations

6.               Participates during Quality Assurance calibrations both internally & nationally

7.               Identifies behaviors that if changed, would give the site the most positive impact

8.               Analyzes Quality & Wave trends to understand the challenges & how to drive improvements

9.               Draws conclusions from data & makes meaningful recommendations to the AT&T & the site

10.         Delivers analysis & educates all regarding trends.  Delivers training in the classroom, Nesting & production

11.         Researches issues & partners/communicates to all departments to alleviate problems, inconsistencies & or improve overall customer satisfaction levels

12.         Reports current trends & makes recommendations for improvement through coaching & mentoring

13.         Tracks quality trends & makes recommendations to training team on changes to current programs

14.         Interacts with all levels of personnel & responds to questions from agents, supervisors, managers & AT&T

j.                  Clerical Support $[*] per hour (not to exceed [*] hours per week without prior approval of AT&T contact identified in Section 2.1 of this WO.  Functions shall include, but not be limited to, the following:

•                  Login ordering, tracking, retiring and maintenance

•                  SOX contact for all AT&T audits

•                  Clarify maintenance

•                  Submitting and tracking Credits and Adjustments

•                  Sessions Enrollments for training

•                  AT&T University setups and retires

•                  Course enrollments and completions

•                  Tracking and follow through of all Office of the President requests

•                  Back up to LRP for all AT&T reporting

•                  Distribute and ensure follow up on feedback items (Clarify, Wave, PCS, Tier II, SOA, Direct Fulfillment, etc.), compile results

•                  Gather and summarize results of initiatives (PAR/SRS, migrations, etc.)

Exhibit B -2

Tier II Pricing

For Services performed under this WO, Supplier shall be compensated in accordance with the pricing shown below:

PROGRAM NAME		Tier II:ANS/TSD/P&R

LOCATION		Greeley Colorado

BILLABLE HOUR RATE BASED ON CSR TENURE IN MONTHS	[*] [*] [*]	[*] [*] [*]

DRUG SCREEN & BACKGROUND CHECK: (US Sites only)		Passed through at cost (Checks required as a result of attrition will be the responsibility of Supplier.)

OVERTIME & HOLIDAY RATE (by Site)		Premium Rate: [*]% premium above the Billable Hour Rate based on CSR Tenure being paid by AT&T for the time period requested

New Hire/Growth $[*]
Nesting$[*]
TRAINING RATE		Supplemental Training: [*]

Conversion Training: [*]

Attrition: [*]

Notes:

a.                                       “Billable Hour” means the time between the time a CSR clocks into and clocks out of Supplier’s time keeping system for the purpose of performing agreed upon work for AT&T.  This time shall include a maximum of fifteen (15) minutes per day of pre-shift instructions per CSR unless otherwise directed by AT&T.  The Billable Hour includes 30 minutes for breaks but does not include lunches, sick time, vacations, or Supplier sponsored events such as non-AT&T focus groups and non-AT&T development.  Actual time in a Billable Hour for billing purposes is 60 minutes.

b.                                      The total amount payable by AT&T for the Services shall be determined by applying the stated rate of compensation to the Services actually performed by Supplier. The Overtime Rate shall apply if Supplier is able to and AT&T agrees to offer overtime hours (to the extent such hours are in excess of 40 hours per week per CSR). Holiday Rates shall apply based on applicable Holidays at the Site. US Holidays (applicable only in the U.S.): New Years Day, Thanksgiving Day, Labor Day, Christmas Day, Memorial Day, Independence Day,. Canadian Holidays (applicable only in Canada): New Years Day, Good Friday, Victoria Day, Canada Day, Civic Day, Labor Day, Thanksgiving Day, Remembrance Day, Christmas Day, and Boxing Day. Should AT&T request that Supplier provide Services for the Program on any of the Holidays listed, AT&T shall compensate Supplier at the Holiday Rate as listed herein.

c.                                       CSR tenure is determined based on the hire date of such CSR on any AT&T program.  The total amount payable by AT&T for the Services shall be determined by applying the stated rate of compensation to the Services actually performed by Supplier.

d.                                      Domestic Inbound/Outbound telecom. AT&T shall be client of record on the (800) service. Subject to AT&T’s prior written approval of usage, domestic inbound and outbound telecom charges shall be [*].

e.                                       Postage, shredding, express mail, printing, and courier services, trunking and circuits, reproduction (other than [*] which is borne by Supplier), and travel (Pre-approved by AT&T) will all be charged at [*].

f.                                         AT&T will not be charged costs associated with [*].  AT&T will be charged for Growth Training.  Growth is defined as any requested increase in FTE above previous locked forecast.  If AT&T requests Supplier to reduce FTE, then subsequently requests Supplier increase FTE, that increase will be considered growth and the associated training will be billable to AT&T.

g.                                      Quality Champion:  One position per Site covering all programs. $[*] per hour (not to exceed [*] hours per week without prior approval of the AT&T contact identified in 2.1 of this WO).  Position allows sites to better examine the areas of opportunity to improve quality & address any AT&T related concerns. Functions shall include, but not be limited to, the following tasks:

1.               Works closely with the AT&T internal Quality Champion to analyze & interpret the sites Quality & Wave results

2.               Interacts with all departments to coordinate Quality Assurance & Wave training, educations & results

3.               Reviews performance thru quality analysis, working with agents to improve performance

4.               Creates of job aids, educational training, reports out information & provides suggested solutions

5.               Strongly partners with Quality Assurance department to ensure consistent message & delivery of information & call expectations

6.               Participates during Quality Assurance calibrations both internally & nationally

7.               Identifies behaviors that if changed, would give the site the most positive impact

8.               Analyzes Quality & Wave trends to understand the challenges & how to drive improvements

9.               Draws conclusions from data & makes meaningful recommendations to the AT&T & the site

10.         Delivers analysis & educates all regarding trends.  Delivers training in the classroom, Nesting & production

11.         Researches issues & partners/communicates to all departments to alleviate problems, inconsistencies & or improve overall customer satisfaction levels

12.         Reports current trends & makes recommendations for improvement through coaching & mentoring

13.         Tracks quality trends & makes recommendations to training team on changes to current programs

14.         Interacts with all levels of personnel & responds to questions from agents, supervisors, managers & AT&T

Exhibit E  -  Performance Standards with Applied Penalty/Earned Bonus

Performance Standard	Line Groups		Applied Penalty / Credit		Target	Earned Bonus / Debit		Frequency	Comments

First Call Resolution For Wave	•GGS CRU NBI/TLG •GBS CRU Care •GBS ANS LTC	Bonus/Penalty	[*]%	None	[*]% or less	[*]%	[*]%	[*]	Subject to Work Order Section 6.3.1
		Result	[*]% or more	10-16%		[*]% - [*]%	[*]% or less

First Call Resolution For Post Call Survey	•GBS CRU NBI/TLG •GBS CRU Care	Bonus/Penalty	[*]%	0.75%	[*]% or more	[*]%	[*]%	[*]	Subject to Work Order Section 6.3.2
		Result	<[*]%	65% to 69%		[*]% to [*]%	>[*]%

Occupancy	•GGS CRU NBI/TLG •GBS CRU Care •GBS ANS LTC	Bonus/Penalty	[*]%		[*]%-[*]%	[*]%		[*]	Subject to Work Order Section 6.3.3
		Result	<[*]%			>[*]%

Call Transfer Rate	•GBS CRU NBI/TLG •GBS CRU Care	Bonus/Penalty	[*]%		[*]%	[*]		[*]	Subject to Work Order Section 6.3.4
		Result	>[*]%

Average Handle Time	•GGS CRU NBI/TLG •GBS CRU Care •GBS ANS LTC	Bonus/Penalty	[*]%		As identified in [*] Day Lock	[*]		[*]	Subject to Work Order Section 6.3.5
		Result	>[*]%